Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

WESTERN REFINING TO PARTICIPATE ON NORTHERN TIER'S BEHALF IN THE BARCLAYS HIGH YEILD BOND & SYNDICATED LOAN CONFERENCE
Tempe, Ariz., - June 10, 2015 - /Globe Newswire/ --Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today announced that management of Western Refining, Inc. will participate on Northern Tier’s behalf in the Barclays High Yield Bond & Syndicated Loan Conference in Colorado Springs, Colorado on Thursday, June 11, 2015. A presentation is currently scheduled for 10:10 a.m. MDT and will be webcast live. Links to the live webcast and presentation will be available on the Investors section of Northern Tier’s website at www.northerntier.com beginning June 11, 2015. The presentation and archived webcast will remain available at www.northerntier.com in accordance with the Northern Tier investor presentation archive policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 95 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.